CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated July 25, 1997, accompanying the financial statements and financial highlights of Working Assets Money Market Portfolio, Citizens Income Portfolio, Citizens Index Portfolio, Citizens Emerging Growth Portfolio, Citizens Global Equity Portfolio, Muir California Tax-Free Income Portfolio, and E?Fund, each a series of shares of beneficial interest of Citizens Trust, appearing in the Annual Report to Shareholders for the year ended June 30, 1997 which is incorporated by reference in the Post-Effective Amendment to the Registration Statement on Form N-1A and related Prospectus of Citizens Trust. We consent to the use of the aforementioned report and to the references to our Firm in the Registration Statement and Prospectus.

                                                TAIT, WELLER & BAKER
                                                _____________________________
                                                TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
October 28, 1997